Exhibit 4.1

THIRD AMENDMENT

THIS THIRD AMENDMENT, dated as of August 8, 2006 (this “Amendment”), is to the Second Amended and Restated Credit Agreement (as previously amended from time to time, the “Credit Agreement”) dated as of September 8, 2004 among UNITED AUTO GROUP, INC. (the “Company”), various financial institutions (the “Lenders”) and DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC (formerly DaimlerChrysler Services North America LLC), as agent for the Lenders (the “Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1 AMENDMENTS. The parties agree to the following amendments, effective as of the date of this Amendment:

1.1          Definitions.         The following definitions are added to Section 1.1 of the Credit Agreement:

Same Day Loan means a Revolving Loan, in an amount not to exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) for any particular Business Day, that is funded by the Agent and the Lenders on the same Business Day as the Company’s request therefor, all as more completely set forth in Section 2.2(b).

Same Day Prepayment means a voluntary prepayment of the Revolving Outstandings, in an amount not to exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) for any particular Business Day, that is made by the Company on the same Business Day as Agent receives notice of such prepayment, all as more completely set forth in Section 6.2(b).

1.2          Loan Procedures.         Section 2.2 of the Credit Agreement shall be amended to read in its entirety as follows:

2.2          Loan Procedures.  (a)    Except for Same Day Loans funded under Section 2.2(b), the Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than 10:00 A.M., Detroit time, at least two Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable and shall specify the date and amount of the proposed borrowing. Within one Business Day after receipt of such notice, the Agent shall advise each Lender thereof. Not later than 1:00 P.M., Detroit time, on the date of a proposed borrowing, each Lender shall provide the Agent at the office specified by the Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 10 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day.

(b)          In addition to borrowings under Section 2.2(a), the Company may give written or electronic notice or telephonic notice (followed immediately by written or electronic confirmation thereof) to the Agent of a proposed Same Day Loan not later than 11:00 A.M., Detroit time, on any Business Day that the Company has not made (and will not make) a Same Day Prepayment. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable and shall specify the amount of the proposed Same Day Loan, which amount may not exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) for any particular Business Day. By 11:30 A.M., Detroit time, on the Business Day that the Agent receives a notice of a proposed Same Day Loan, the Agent shall advise each Lender thereof. Not later than 3:00 P.M., Detroit time, on the Business Day that the Agent receives a notice of a proposed Same Day Loan, each Lender shall provide the Agent at the office specified by the Agent with immediately available funds covering such Lender’s Pro Rata Share of such Same Day Loan and, so long as the Agent has not received written notice from a Lender (before 3:00 P.M., Detroit time, on the Business Day that the Agent receives a notice of a proposed Same Day Loan) that the conditions precedent set forth in Section 10 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent by a federal wire transfer to the Company’s bank account, which federal wire transfer must be initiated by the Agent on or before 4:00 P.M., Detroit time, on the Business Day that the Agent receives a notice of the proposed Same Day Loan. Each Same Day Loan for which the above requirements are satisfied shall be treated as being made by the Lenders (and shall be part of the Revolving Outstandings) on the Business Day that the Agent initiates the federal wire transfer, even if the Company cannot confirm the receipt of such funds until the next Business Day. Each Same Day Loan must be requested (and shall be made) on a Business Day. The Company may not request a Same Day Loan on any Business Day if the Company has notified the Agent that the Company is making a Same Day Prepayment on such Business Day. The Company may request a Same Day Loan on the same Business Day that it has previously requested a borrowing under Section 2.2(a) and/or on the same Business Day for which the Company has notified the Agent of a voluntary prepayment under Section 6.2(a) and such Same Day Loan shall be funded in addition to, separately from and without any netting for such other borrowing and/or voluntary prepayment.

(c)          All borrowings and repayments of Loans shall be effected in accordance with each Lender’s Pro Rata Share.

1.3.        Voluntary Prepayments.         Section 6.2 of the Credit Agreement shall be amended to read in its entirety as follows:

6.2          Voluntary Prepayments.   (a)  Except for Same Day Prepayments under Section 6.2(b), the Company may, upon not less than one Business Day’s prior written notice to the Agent, from time to time prepay the Loans in whole or in part, without premium or penalty.

2

(b)          In addition to voluntary prepayments under Section 6.2(a), the Company may make a Same Day Prepayment of the Revolving Outstandings on any Business Day that the Company has not requested (and will not request) a Same Day Loan. In order to make a Same Day Prepayment, the Company must give written or electronic notice or telephonic notice (followed immediately by written or electronic confirmation thereof) to the Agent of the Same Day Prepayment not later than 11:00 A.M., Detroit time, on the Business Day that the Company desires to make such Same Day Prepayment. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable and shall specify the amount of the proposed Same Day Prepayment, which amount may not exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) for any particular Business Day. By 11:30 A.M., Detroit time, on the Business Day that the Agent receives a notice of a proposed Same Day Prepayment, the Agent shall advise each Lender thereof. Each Same Day Prepayment must be paid to the Agent by a federal wire transfer to the Agent’s designated bank account, which federal wire transfer must be initiated by the Company on or before 4:00 P.M., Detroit time, on the Business Day that the Agent receives the notice of such Same Day Prepayment. Each Same Day Prepayment for which the above requirements are satisfied shall be treated as being made by the Company (and shall reduce the Revolving Outstandings) on the Business Day that the Company initiates the federal wire transfer, even if the Agent cannot confirm the receipt of such funds until the next Business Day. If the federal wire transfer for any Same Day Prepayment is not initiated by the Company on or before 4:00 P.M., Detroit time, on the Business Day that the Agent receives the notice of such Same Day Prepayment, such Same Day Prepayment shall be deemed to have been received by the Agent on the following Business Day, unless the Agent can actually confirm (on such following Business Day) that such wire transfer was actually received into the Agent’s designated bank account on the Business Day that the Agent received the notice of such Same Day Prepayment. Each Same Day Prepayment must be made on a Business Day. The Company may not make a Same Day Prepayment on any Business Day that the Company has requested a Same Day Loan. The Company may make a Same Day Prepayment on the same Business Day that it has previously requested a borrowing under Section 2.2(a) and/or on the same Business Day for which the Company has notified the Agent of a voluntary prepayment under Section 6.2(a) and such Same Day Prepayment shall be made in addition to, separately from and without any netting for such other borrowing and/or voluntary prepayment. All Same Day Prepayments may be made without premium or penalty

1.4.        Making and Application of Payments.         Sections 7.1 and 7.2 of the Credit Agreement shall be amended to read in their entirety as follows:

7.1          Making of Payments. All payments of principal (other than Same Day Prepayments) and/or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Detroit time, on the date due and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall remit to each Lender its share of all such payments (i.e. all payments

3

other than Same Day Prepayments) received in collected funds by the Agent for the account of such Lender as follows: (i) on the Business Day deemed received, in the case of payments specified by the Company as principal payments; and (ii) on the following Business Day after the Business Day deemed received, in the case of other amounts. All Same Day Prepayments shall be made to (and shall be deemed to have been received by) the Agent as set forth in Section 6.2(b) and shall, subject to the terms of Section 12.11(c), be remitted by the Agent to each Lender by a federal wire transfer to such Lender’s designated bank account, which federal wire transfer must be initiated by the Agent on or before 4:00 P.M., Detroit time, on the Business Day that the Agent receives the notice of such Same Day Prepayment. Each Same Day Prepayment for which the above requirements are satisfied shall be treated as being remitted by the Agent to the Lenders on the Business Day that the Agent initiates the federal wire transfer, even if the Lenders cannot confirm the receipt of such funds until the next Business Day.

7.2          Application of Certain Payments. Each payment of principal (other than Same Day Prepayments) shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment. Concurrently with each remittance to any Lender of its share of any such payment, the Agent shall advise such Lender as to the application of such payment. Each Same Day Prepayment shall be applied by the Agent and each Lender against the Revolving Outstandings, without any direction from the Company to the Agent or any advice from the Agent to the Lenders.

1.5          Funding Reliance.  Section 12.11 of the Credit Agreement shall be amended to read in its entirety as follows:

12.11     Funding Reliance.   (a)   Unless the Agent receives notice from a Lender by noon, Detroit time, on the day of a proposed borrowing for any borrowing other than a Same Day Loan (or by 3:00 P.M., Detroit time, on the day of a proposed borrowing for any Same Day Loan) that such Lender will not make available to the Agent an amount equal to its Pro Rata Share of such borrowing, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make a corresponding amount available to the Company. If and to the extent such Lender has not made such amount available to the Agent: (i) the Company agrees to repay such amount to the Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing, (ii) the Agent shall be entitled to retain all interest payments paid by the Company allocable to such Lender’s Pro Rata Share of such borrowing for the period from the time such Lender was required to make such amount available to the Agent until such Lender actually makes such amount available or such amount is indefeasibly paid to the Agent by the Company and (iii) such Lender agrees to pay to the Agent forthwith upon demand the greater of (x) all reasonable and actual costs incurred by the Agent as a result of such failure and (y) interest on such amount for the Agent’s account, for each day from the date such amount was to have been delivered to the Agent until the date such amount is paid, at a rate per annum equal to the Federal Funds Rate from time to time in effect. Nothing set forth in this clause (a) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

4

(b)          Unless the Agent receives notice from the Company prior to the due date for any payment hereunder (other than a Same Day Prepayment) that the Company does not intend to make such payment, the Agent may assume that the Company has made such payment and, in reliance upon such assumption, make available to each Lender its share of such payment. If and to the extent that the Company has not made any such payment to the Agent, each Lender which received a share of such payment shall repay such share (or the relevant portion thereof) to the Agent forthwith on demand. With respect to all payments other than Same Day Prepayments, if and to the extent such Lender does not so repay the Agent on demand, (i) the Agent shall be entitled to retain all interest payments paid by the Company allocable to such Lender’s Pro Rata Share of such payment for the period from the time such Lender was required to so repay the Agent until such Lender actually pays the Agent such amount or the amount of such repayment is indefeasibly paid to the Agent by the Company and (ii) such Lender agrees to pay to the Agent forthwith upon demand the greater of (x) all reasonable and actual costs incurred by the Agent as a result of such failure to repay and (y) interest on such amount for the Agent’s account, for each day from the date such Lender was required to so repay such amount to the Agent until the date such amount is paid, at a rate per annum equal to the Federal Funds Rate from time to time in effect. Nothing set forth in this clause (b) shall relieve the Company of any obligation it may have to make any payment hereunder.

(c)          The Agent may always assume that the Company has made each Same Day Prepayment on the Business Day upon which the notice of the Same Day Prepayment was received by the Agent and may, in reliance upon such assumption, make available to each Lender its share of such Same Day Prepayment. With respect to each Same Day Prepayment that is not made by the Company on the same Business Day as the Agent received the notice of such Same Day Prepayment, (i) each Lender which received a share of such Same Day Prepayment shall repay such share to the Agent forthwith on demand, (ii) the Agent shall be entitled to retain all interest payments paid by the Company allocable to such Lender’s Pro Rata Share of such payment for the period from the Business Day that the Agent received the notice of such Same Day Prepayment until such Lender actually pays the Agent such amount or the amount of such Same Day Prepayment is indefeasibly paid to the Agent by the Company and (iii) such Lender agrees to pay to the Agent forthwith upon demand the greater of (x) all reasonable and actual costs incurred by the Agent as a result of such failure to repay and (y) interest on its Pro Rata Share of such Same Day Prepayment, for the Agent’s account, for each day from the date that such Lender was required to so repay the Agent until the date such amount is paid, at a rate per annum equal to the Federal Funds Rate from time to time in effect. Nothing set forth in this clause (c) shall relieve the Company of any obligation it may have to make any payment hereunder.

SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that: (a) the representations and warranties made in Section 8 of the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of

5

this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the “Amended Credit Agreement”) (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any governmental authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any of its Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any of its Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective as of the date hereof when the Agent shall have received (a) counterparts of this Amendment executed by the Company and the Required Lenders and (b) each of the following documents, each in form and substance satisfactory to the Agent.

3.1          Reaffirmation. A counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit A, executed by each Loan Party other than the Company.

3.2          Other Documents. Such other documents as the Agent or any Lender may reasonably request.

SECTION 4 MISCELLANEOUS.

4.1          Continuing Effectiveness, etc. As hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. All references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the “Credit Agreement” or similar terms shall refer to the Amended Credit Agreement.

4.2          Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment. Facsimile counterparts are acceptable and binding upon the Loan Parties, the Agent and the Lenders.

4.3          Expenses. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

4.4          Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of New York applicable to contracts made and to be wholly performed within the State of New York.

6

4.5          Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders, the Agent and their respective successors and assigns and shall inure to the benefit of the Company, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

Delivered as of the day and year first above written.

UNITED AUTO GROUP, INC.

By: /s/ James R. Davidson
Title: Executive Vice President

DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC, as Agent, as Issuing Lender and as a Lender

By: /s/ Michelle Nowak
Title: Credit Dealer - National Accounts

TOYOTA MOTOR CREDIT CORPORATION,
as a Lender

By: /s/ Mike Groff
Title: Vice President

7

EXHIBIT A

FORM OF REAFFIRMATION

as of August 8, 2006

DaimlerChrysler Financial Services

Americas LLC, as Agent

and the Lenders party

to the Second Amended and Restated Credit Agreement

referred to below

27777 Inkster Road

Farmington Hills, Michigan 48334

Attn: Michele Nowak

Re: Reaffirmation of Loan Documents

Ladies and Gentlemen:

Please refer to:

(a)        The Second Amended and Restated Security Agreement dated as of September 8, 2004 (the “Security Agreement”) among United Auto Group, Inc. (the “Company”), its subsidiaries and DaimlerChrysler Financial Services Americas LLC (formerly DaimlerChrysler Services North America LLC) in its capacity as Agent (in such capacity, the “Agent”), as previously amended;

(b)        The Guaranty dated as of October 8, 1999 (the “Guaranty”) executed in favor of the Agent and various other parties by all subsidiaries of the Company; and

(c)        The Pledge Agreement dated as of October 8, 1999 (the “Pledge Agreement”) executed by the Company and certain of its subsidiaries.

Each of the undersigned acknowledges that the Company, the Lenders and the Agent have executed a Second Amendment to the Second Amended and Restated Credit Agreement dated as of September 8, 2004 and a Third Amendment to the Second Amended and Restated Credit Agreement dated as of September 8, 2004 (such Second Amendment and Third Amendment being called the “Amendments” and such Credit Agreement, as amended, supplemented or otherwise modified from time to time, being called the “Credit Agreement”). Capitalized terms not otherwise defined herein have the meanings given in the Credit Agreement.

Each of the undersigned hereby confirms that the Security Agreement, the Guaranty, the Pledge Agreement and each other Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendments and that, upon

A-1

DaimlerChrysler Financial Services

Americas LLC, as Agent

such effectiveness, all references in each Loan Document to the “Credit Agreement” shall be references to the Credit Agreement, as amended by the Amendments.

This letter agreement may be signed in counterparts and by the various parties on separate counterparts. Facsimile counterparts are acceptable and binding upon the Loan Parties and the Agent. This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

ATLANTIC AUTO FUNDING CORPORATION
ATLANTIC AUTO SECOND FUNDING CORPORATION
ATLANTIC AUTO THIRD FUNDING CORPORATION
AUTO MALL PAYROLL SERVICES, INC.
BRETT MORGAN CHEVROLET-GEO, INC.
CJNS, LLC
CLASSIC AUTO GROUP, INC.
CLASSIC IMPORTS, INC.
CLASSIC MANAGEMENT COMPANY, INC.
CLASSIC TURNERSVILLE, INC.
COVINGTON PIKE DODGE, INC.
DAN YOUNG CHEVROLET, INC.
DIFEO PARTNERSHIP, LLC
EUROPA AUTO IMPORTS, INC.
FLORIDA CHRYSLER-PLYMOUTH, INC.
FRN OF TULSA, LLC
GENE REED CHEVROLET, INC.
GMG MOTORS, INC.
GOODSON NORTH, LLC
GOODSON PONTIAC GMC, LLC
GOODSON SPRING BRANCH, LLC
HBL, LLC
HT AUTOMOTIVE, LTD.
JS IMPORTS, LLC
KMPB, LLC
KMT/UAG, INC.
LANDERS AUTO SALES, LLC
LANDERS BUICK-PONTIAC, INC.
LANDERS FORD NORTH, INC.
LANDERS NISSAN, LLC
LANDERS UNITED AUTO GROUP NO. 2, INC.
LATE ACQUISITION I, LLC
LATE ACQUISITION II, LLC
LMNS, LLC

A-2

DaimlerChrysler Financial Services

Americas LLC, as Agent

LRP, LTD.
MICHAEL CHEVROLET-OLDSMOBILE, INC.
MOTORCARS ACQUISITION II, LLC
MOTORCARS ACQUISITION III, LLC
MOTORCARS ACQUISITION IV, LLC
MOTORCARS ACQUISITION V, LLC
MOTORCARS ACQUISITION VI, LLC
MOTORCARS ACQUISITION, LLC
NISSAN OF NORTH OLMSTED, LLC
PALM AUTO PLAZA, LLC
PEACHTREE NISSAN, INC.
PMRC, LLC
REED-LALLIER CHEVROLET, INC.
RELENTLESS PURSUIT ENTERPRISES, INC.
SA AUTOMOTIVE, LTD.
SAU AUTOMOTIVE, LTD.
SCOTTSDALE FERRARI, LLC
SCOTTSDALE JAGUAR, LTD.
SCOTTSDALE MANAGEMENT GROUP, LTD.
SIGMA MOTORS INC.
SK MOTORS, LTD.
SL AUTOMOTIVE, LTD. SMART CARS USA LLC
SOMERSET MOTORS, INC.
SUN MOTORS, LTD.
THE NEW GRACELAND DODGE, INC.
TRI-CITY LEASING, INC.
UAG ATLANTA IV MOTORS, INC.
UAG BOSTON BENTLEY, LLC
UAG BOSTON FMB, LLC

UAG BOSTON FMM, LLC
UAG BOSTON FMR, LLC
UAG CAPITOL, INC.
UAG CAROLINA, INC.
UAG CENTRAL FLORIDA MOTORS, LLC
UAG CENTRAL NJ, LLC
UAG CENTRAL REGION MANAGEMENT, LLC
UAG CERRITOS, LLC
UAG CHCC, INC.
UAG CHEVROLET, INC.
UAG CLASSIC, INC.
UAG CLOVIS, INC.
UAG CONNECTICUT I, LLC

A-3

DaimlerChrysler Financial Services

Americas LLC, as Agent

UAG CONNECTICUT, LLC
UAG DULUTH, INC.
UAG EAST, LLC
UAG ESCONDIDO A1, INC.
UAG ESCONDIDO H1, INC.
UAG ESCONDIDO M1, INC.
UAG FAIRFIELD CA, LLC
UAG FAIRFIELD CM, LLC
UAG FAIRFIELD CP, LLC
UAG FAYETTEVILLE I, LLC
UAG FAYETTEVILLE II, LLC
UAG FAYETTEVILLE III, LLC
UAG FINANCE COMPANY, INC.
UAG GD, LTD.
UAG GN, LTD.
UAG GP, LTD
UAG GRACELAND II, INC.
UAG GW, LTD.
UAG HOUSTON ACQUISITION, LTD.
UAG HUDSON, INC.
UAG INTERNATIONAL HOLDINGS, INC.
UAG KISSIMMEE MOTORS, INC.
UAG LANDERS SPRINGDALE, LLC
UAG LOS GATOS, INC.
UAG MARIN, INC.
UAG MEMPHIS II, INC.
UAG MEMPHIS MANAGEMENT, INC.
UAG MEMPHIS IV, INC.
UAG MENTOR ACQUISITION, LLC
UAG MICHIGAN CADILLAC, LLC
UAG MICHIGAN H1, LLC
UAG MICHIGAN H2, LLC
UAG MICHIGAN HOLDINGS, INC.
UAG MICHIGAN PONTIAC-GMC, LLC
UAG MICHIGAN T1, LLC
UAG MICHIGAN TMV, LLC
UAG MINNEAPOLIS B1, LLC
UAG NANUET I, LLC
UAG NANUET II, LLC
UAG NEVADA LAND, LLC
UAG NORTHEAST BODY SHOP, INC.
UAG NORTHEAST, LLC
UAG OLDSMOBILE OF INDIANA, LLC
UAG PHOENIX VC, LLC
UAG REALTY, LLC

A-4

DaimlerChrysler Financial Services

Americas LLC, as Agent

UAG ROYAL PALM, LLC
UAG SAN DIEGO A1, INC.
UAG SAN DIEGO H1, INC.
UAG SAN DIEGO JA, INC.
UAG SOUTHEAST, INC.
UAG SPRING, LLC
UAG STEVENS CREEK II, INC.
UAG SUNNYVALE, INC.
UAG TEXAS II, INC.
UAG TEXAS, LLC
UAG TORRANCE, INC.
UAG TULSA HOLDINGS, LLC
UAG TULSA VC, LLC
UAG TURNERSVILLE MOTORS, LLC
UAG TURNERSVILLE REALTY, LLC
UAG VC II, LLC
UAG VK, LLC
UAG WEST BAY AM, LLC
UAG WEST BAY FM, LLC
UAG WEST BAY IA, LLC
UAG WEST BAY IAU, LLC
UAG WEST BAY IB, LLC
UAG WEST BAY II, LLC
UAG WEST BAY IL, LLC
UAG WEST BAY IM, LLC
UAG WEST BAY IP, LLC
UAG WEST BAY IV, LLC
UAG WEST BAY IW, LLC
UAG WEST, LLC
UAG YOUNG II, INC.
UAG-CARIBBEAN, INC.
UNITED AUTO GROUP, INC.
UNITED AUTO LICENSING, LLC
UNITED AUTOCARE PRODUCTS, LLC
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC
UNITED NISSAN, INC., A GEORGIA CORPORATION
UNITED NISSAN, INC., A TENNESSEE CORPORATION
UNITED RANCH AUTOMOTIVE, LLC
UNITEDAUTO DODGE OF SHREVEPORT, INC.
UNITEDAUTO FIFTH FUNDING INC.
UNITEDAUTO FINANCE INC.

A-5

DaimlerChrysler Financial Services

Americas LLC, as Agent

UNITEDAUTO FOURTH FUNDING INC.
WEST PALM AUTO MALL, INC.
WEST PALM NISSAN, LLC WEST PALM S1, LLC
WESTBURY SUPERSTORE, LTD.
WTA MOTORS, LTD.
YOUNG MANAGEMENT GROUP, INC.
UAG TULSA JLM, LLC
UNITED FORD SOUTH, LLC
UNITED FORD NORTH, LLC
UNITED FORD BROKEN ARROW, LLC
DEALER ACCESSORIES, LLC
UAG WEST BAY IN, LLC
UAG SAN DIEGO AU, INC.
UAG SAN DIEGO MANAGEMENT, INC.

By:

Title:

CLASSIC MOTOR SALES, LLC

CLASSIC ENTERPRISES, LLC

By: United Auto Group, Inc.

Member

By:

Title: Executive Vice President – Finance

CLASSIC NISSAN OF TURNERSVILLE, LLC

By: Classic Management Company, Inc.

Member

By:

Title: Assistant Treasurer

A-6

DaimlerChrysler Financial Services

Americas LLC, as Agent

DAN YOUNG MOTORS, LLC

By: DAN YOUNG CHEVROLET, INC.

Member

By:

Title: Assistant Treasurer

SHANNON AUTOMOTIVE, LTD.

By: UAG TEXAS, LLC

a general partner

By:

Title: Treasurer

UAG CITRUS MOTORS, LLC

By: United Auto Group, Inc.

Member

By:

Title: Executive Vice President - Finance

YOUNG AUTOMOTIVE HOLDINGS, LLC

UAG YOUNG AUTOMOTIVE GROUP, LLC

D. YOUNG CHEVROLET, LLC

By: United Auto Group, Inc., Member

By:

Title: Executive Vice President - Finance

A-7

DaimlerChrysler Financial Services

Americas LLC, as Agent

LANDERS FORD, INC

NATIONAL CITY FORD, INC.

CENTRAL FORD CENTER, INC.

UAG/PFS, INC.

By:

Title:  Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP

DANBURY AUTO PARTNERSHIP

DIFEO CHRYSLER PLYMOUTH JEEP

EAGLE PARTNERSHIP

DIFEO HYUNDAI PARTNERSHIP

DIFEO LEASING PARTNERSHIP

DIFEO NISSAN PARTNERSHIP

DIFEO TENAFLY PARTNERSHIP

HUDSON MOTOR PARTNERSHIP

OCT PARTNERSHIP

SOMERSET MOTORS PARTNERSHIP

By: DIFEO PARTNERSHIP, INC.

a general partner

By:

Title:  Assistant Treasurer

ACKNOWLEDGED AND AGREED

as of the date first written above

DAIMLERCHRYSLER FINANCIAL SERVICES

AMERICAS, LLC, as Agent

By:

Title:

A-8